                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by registrant [x]
Filed by a party other than the registrant [_]

Check the appropriate box:
[_] Preliminary proxy statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material pursuant to 240.14a-12

                           STRATEGIC DIAGNOSTICS INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than registrant)

Payment of filing fee   (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

5) Total fee paid:
--------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
--------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

3) Filing Party:
--------------------------------------------------------------------------------

4) Date Filed:
--------------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           STRATEGIC DIAGNOSTICS INC.

                               111 Pencader Drive
                             Newark, Delaware 19702
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 15, 2007

        NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the "Meeting") of Strategic Diagnostics Inc. (the "Company") will be held at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713, on Tuesday, May 15, 2007 at 10:00 a.m. local time for the following purposes:

        1. To elect three Class I directors of the Company to serve for a two-year term until the 2009 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

        2. To consider and act upon any other matters which may properly be brought before the Meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

        The Board of Directors has fixed the close of business on March 19, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only holders of record of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

        You are requested to fill in and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. You may revoke your proxy at any time before it is exercised by sending written revocation to the Secretary of the Company, delivering a later-dated proxy or voting in person at the Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS,



                                             /s/ Stanley Fronczkowski
                                             -----------------------------------
                                             Stanley Fronczkowski
                                             SECRETARY

         Newark, Delaware
         April 13, 2007


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD AND LATER ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY BEFORE IT IS EXERCISED AND VOTE IN PERSON IF YOU WISH.

                           STRATEGIC DIAGNOSTICS INC.

                               111 Pencader Drive
                             Newark, Delaware 19702

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

PROXIES AND VOTING

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Strategic Diagnostics Inc. (the "Company" or "SDI") for use at the 2007 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 15, 2007, at 10:00 a.m. local time at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713 and at any adjournments or postponements thereof (the "Meeting"). At the Meeting, stockholders will be asked to vote upon (i) the election of three Class I directors of the Company and (ii) any other matters properly brought before the Meeting.

        This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 13, 2007. The Board has fixed the close of business on March 19, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, $0.01 par value (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 20,179,779 shares of the Common Stock outstanding and entitled to vote at the Meeting. Holders of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Meeting for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented at the Meeting is required for the election of Class I directors and thus, abstentions and broker non-votes have no effect on the outcome of the election of directors.

        STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE MEETING AND NOT REVOKED WILL BE VOTED AT THE MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

        A stockholder of record as of the Record Date may revoke a proxy at any time before it has been exercised in any one of the following manners: by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Meeting. Any stockholder of record as of the Record Date attending the Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Meeting alone will not constitute revocation of a previously given proxy.

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table presents, as of the Record Date, information as to
(i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each director and director nominee, (iii) each of the named executive officers appearing in the Summary Compensation Table under "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group, based on representations of executive officers and directors of the Company and filings received by the Company on
Schedule 13G promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of the Record Date, the Company had 20,179,779 shares of the Common Stock issued and outstanding. Unless otherwise indicated, the number of shares beneficially owned by the persons or entities named in the table and by all executive officers and directors as a group are presented in accordance with Rule 13d-3 under the Exchange Act and include, in addition to shares issued and outstanding, unissued shares which are subject to issuance upon exercise of options or warrants within 60 days after the Record Date. Such unissued shares are also included in computing the percent of class beneficially owned by such person, but are not included in computing the percent of class beneficially owned by any other person. The address of the individual beneficial owners is in care of the Company at its address listed on the first page of this Proxy Statement unless otherwise noted.


Name and Address of                    Amount and Nature
Beneficial Owner                      Beneficial Ownership     Percent of Class
----------------------------------    -------------------      ----------------

Herbert Lotman....................        1,502,804  (2)           7.4%

Grover C. Wrenn ..................          605,033  (3)           3.0%

Morton Collins ...................          488,051  (4)           2.4%

Matthew H. Knight.................          420,100  (5)           2.0%

James W. Stave ...................          246,000  (6)           1.3%

Richard J. Defieux ...............          112,686  (7)             *

Stephen L. Waechter...............          102,397  (8)             *

Stanley A. Fronczkowski...........           27,000  (9)             *

Anthony J. Simonetta..............           86,000 (10)             *

Timothy S. Ramey..................           65,742 (11)             *

Clifford L. Spiro.................           41,160 (12)             *

Richard M. Rumble ................            5,600 (13)             *

All Officers and Directors
as a group (12 persons) ..........        3,702,573 (14)           17.5%

BC Advisors, LLC
300 Crescent Court, Suite 1111
Dallas, Texas 75201                       2,063,296 (15)           10.2%

Matthew J. Cody
157 Cliff Road
Belle Terre, New York 11777.......        1,132,521 (16)            5.6%

T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, Maryland 21202.........        1,085,000 (17)            5.4%

---------------
         * Represents less than 1%.

(1) Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

(2) Includes 1,159,400 shares held by various entities under the control of Mr. Lotman and Mr. Lotman's spouse, and 57,334 shares underlying options, all of which are currently exercisable.

(3) Includes 45,334 shares underlying options, all of which are currently exercisable.

(4) Includes 101,000 shares held by family members of Mr. Collins and 65,334 shares underlying options, all of which are currently exercisable.

(5) Includes 313,800 shares underlying options, all of which are currently exercisable.

(6) Includes 221,300 shares underlying options, all of which are currently exercisable.

(7) Includes 45,334 shares underlying options, all of which are currently exercisable.

(8) Includes 57,334 shares underlying options, all of which are currently exercisable.

(9) Mr. Fronczkowski joined the company as an executive officer on January 15, 2007.

(10) Includes 65,000 shares underlying options, all of which are currently exercisable. Mr. Simonetta was an executive officer through January 5, 2007.

(11) Includes 52,000 shares underlying options, all of which are currently exercisable.

(12) Includes 5,299 shares underlying options, all of which are currently exercisable.

(13)    Mr. Rumble was an executive officer through July 7, 2006.

(14) Includes 928,069 shares underlying options, all of which are currently exercisable.

(15) The Company has relied solely on a Schedule 13G dated February 8, 2007 for this information.

(16) The Company has relied solely on a Schedule 13D dated April 7, 2006 for this information.

(17) The Company has relied solely on a Schedule 13G dated February 14, 2007 for this information. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc., which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with the power to direct investments and/or the sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                                   PROPOSAL 1
                        ELECTION OF A CLASS OF DIRECTORS

        The Company's Board currently consists of seven members. As provided by the Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board is divided into two classes of directors with each director serving a two-year term. Each year one class of directors is elected by a stockholder vote. At the Meeting, three Class I directors will be elected to a two-year term. The incumbent nominees for election as a director in Class I are Morton Collins, Matthew H. Knight and Grover C. Wrenn. Such nominees, if elected, will hold office until the annual meeting in 2009 and until their successor is duly elected and qualified. The Class II members of the Board are Richard J. Defieux, Herbert Lotman, Clifford Spiro and Stephen L. Waechter. The Class II members of the Board are not standing for election and their terms expire in 2008.

        The affirmative vote of a plurality of the shares of the Common Stock present or represented at the Meeting and entitled to vote is required for the election of the Class I Directors. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE "FOR" THE ELECTION OF MORTON COLLINS, MATTHEW H. KNIGHT AND GROVER C. WRENN AS CLASS I DIRECTORS.

The following table sets forth the name, age and principal occupation of each director, including the nominees, and the year in which he or she became a director.

                                                                        Director
NAME AND PRINCIPAL OCCUPATION                                Age          Since
--------------------------------------------------------------------------------
Grover C. Wrenn (1)                                          64           1992
Chairman of the Board of the Company


Morton Collins (1)                                           71           2001
General Partner - Battelle Ventures


Richard J. Defieux                                           55           1996
General Partner - Allegra Partners


Matthew H. Knight (1)                                        50           2003
President and CEO of the Company


Herbert Lotman                                               73           2002
Chairman and CEO - Keystone Foods Corporation


Cliff Spiro                                                  52           2006
Vice President - Cabot Microelectronics Corp.


Stephen L. Waechter                                          56           2002

------------------
(1)      A nominee for election to the Board of Directors.

COMPANY HISTORY

        The Company is the surviving entity resulting from the December 30, 1996 merger of Strategic Diagnostics, Inc. ("SDI") with and into EnSys Corporation ("EnSys"). The surviving entity was then renamed Strategic Diagnostics Inc.

BACKGROUND OF DIRECTORS

        GROVER C. WRENN has served as a director since 1989 and as Chairman of the Board since December 1996. Mr. Wrenn served as a director of Safety-Kleen Corp., a provider of hazardous and industrial waste management services, from March 1997 to September 2001; he served as President and Chief Operating Officer from March 2000 through September 2001, and continued to serve as a director and Vice Chairman of the Board until September 2002. Mr. Wrenn served as President and Chief Executive Officer of EnSys Environmental Products from April 1995 through December 1996. Mr. Wrenn serves as Vice Chairman of the Board of Trustees of Eckerd College, and as a Director of Eckerd College Properties, Inc., Albion Medical Holdings Inc., and Axolotl, Inc. Mr. Wrenn received his B.S. from Clemson University and his M.S. in Public Health from the University of North Carolina.

        MORTON COLLINS has served as a director of the Company since 2001. In September 2003, he became general partner of Battelle Ventures, a newly established fund, the primary purpose of which is to develop technologies owned, managed or influenced by Columbus, Ohio-based Battelle Memorial Institute into commercial ventures. From July 1997 through August 2003, he served as a Special Limited Partner of Cardinal Partners, the successor to the Data Science Ventures
(DSV) partnerships, which provided venture capital and management assistance to early-stage technology companies. Mr. Collins serves as a Director of Kopin Corporation (a Nasdaq company), a developer and manufacturer of advanced semiconductor wafers and electronic digital imaging devices, Advanced Cerametrics, Inc., a high-tech developer and manufacturer of advanced materials, Pharos LLC, a company involved in improving productivity through advanced IT products and software, PD-LD Inc., a provider of specialized optical components, Ventaira, Inc., a specialty pharmaceutical company, Viral Genomics, Inc., a developer of new drugs from viral gene products, and Sypherlink Inc, a software solutions and technology company. Mr. Collins received his B.S. in Engineering from the University of Delaware, and his Master of Arts and Doctorate degrees in Engineering from Princeton University.

        RICHARD J. DEFIEUX has served as a director of the Company since 1996. Mr. Defieux served as a director of SDI from 1993 through 1996. Since 1990, Mr. Defieux has been a general partner of Edison Partners II, L.P., which is the general partner of Edison Venture Fund II, L.P., and Edison Venture Fund II-PA, L.P., and since 1994, a general partner of Edison Partners III, L.P., which is the general partner of Edison Venture Fund III, L.P. Since 1999, Mr. Defieux has also been a general partner of Allegra Capital Partners IV L.P. Since 2004, Mr. Defieux has been an Advisor to and Chairman of the Investment Committee of SJF Ventures I and II, a community development venture capital organization. Mr. Defieux also serves as a Director for Silicon Power Corp.; Primex Process Solutions, Inc. and Mentor Communications Group, Inc. Mr. Defieux received his B.A. and M.A. degrees in Geology from Boston University and his M.B.A. from Columbia University.

        MATTHEW H. KNIGHT joined the Company in September 2003 as President and Chief Executive Officer and was elected to the Board of Directors at that time. Prior to joining the Company, Mr. Knight spent 23 years at Nalco Chemical Company ("Nalco"). He began his career in field sales in 1980, and advanced through a series of sales and marketing management positions over the next 15 years. In 1996, Mr. Knight became General Manager of Nalco's European operating group serving the water management needs of manufacturers, including the food, beverage and pharmaceutical industries. In 1998, he was promoted to General Manager of Nalco's largest water treatment business unit and in 2000 he was promoted to Group Vice President and President of Nalco's Industrial Division. Mr. Knight also served as Group Vice President, Sales Force Optimization, focused on development of sales and sales management processes for Nalco's global sales force. Mr. Knight is a graduate of Miami University of Ohio, with a B.A. in Chemistry, and the Amos Tuck Executive Program.

        HERBERT LOTMAN has served as a director of the Company since 2002. Since 1965, Mr. Lotman has served as Chairman and Chief Executive Officer of Keystone Foods Corporation, a corporation involved in food manufacturing and restaurant distribution for McDonald's restaurants in the United States, Europe, Asia and South America. Mr. Lotman founded Molecular Circuitry, Inc. in 1995 and served as its Chief Executive Officer from inception through 2002. Mr. Lotman is currently the majority shareholder and manager of Molecular Circuitry LLC (formerly Molecular Circuitry, Inc.). Mr. Lotman is a co-founder of the McDonald's LPGA Championship, which benefits the Ronald McDonald House Charities. Mr. Lotman is also a board member of The Children's Cancer Research Foundation of Philadelphia, Ronald McDonald House Charities, The Penn Companies (Penn Emblem) and the Board of Trustees of The Philadelphia College of Osteopathic Medicine.

        CLIFFORD L. SPIRO served as a director of the Company since 2006. Dr. Spiro currently serves as the Vice President of Research and Development for Cabot Microelectronics Corporation, the leading supplier of chemical-mechanical-planarization technologies that are critical to the successful production of semiconductors and data storage devices. In 2001, Dr. Spiro was named Vice President of R&D for the Nalco subsidiary of Suez Corporation, a leader in water, paper, and energy chemicals. From 1980 through 2001, he held a series of progressively responsible research and management positions at General Electric Company. Dr. Spiro holds 19 US Patents and has published 80 scientific articles and coauthored 55 conference presentations. He has served as a Director on the Board of the Mississippi Polymer Technologies Corporation and Maxdem Corporation. Dr. Spiro received a B.S. degree with honors in chemistry from Stanford University and a Ph.D. degree in chemistry from Caltech.

        STEPHEN L. WAECHTER has served as a director of the Company since 2002. Mr. Waechter served as Executive Vice President, Chief Financial Officer and Treasurer of CACI International Inc, a leading provider of information technology services and solutions, from April 1999 through January 2007. From 1997 to 1999, he served as Executive Vice President, Chief Financial Officer and Treasurer of GTSI, Corp., a provider of integrated information technology solutions. Mr. Waechter serves on the Advisory Board of the Junior League of Northern Virginia. He holds a B.A. in History from Christian Brothers College and received an M.B.A. from Xavier University.

                              CORPORATE GOVERNANCE

INDEPENDENCE OF DIRECTORS

        The Board has determined that each member of the Board, other than Messrs. Knight and Lotman, is independent as determined in accordance with the applicable listing standards of Nasdaq.

COMPENSATION OF DIRECTORS

        Directors are entitled to receive compensation for their services as determined by a majority of the Board. However, directors who are employees, and who receive compensation for their services as such, are not entitled to receive any compensation for their services as a director of the Company. Board members are entitled to reimbursement for travel related expenses incurred in attending meetings of the Board and its committees.

        Pursuant to the director compensation policy adopted in May 2003 and amended in May 2006, upon their election to the Board, non-employee directors receive a non-statutory option to purchase, at the fair market value, which is equal to the closing price of the stock on the date of grant, shares of the Common Stock with an aggregate value of $30,000. This initial option is immediately vested with respect to one-third of the option shares, and the remaining shares subject to such option grant vest in a series of two (2) successive equal annual installments upon the optionee's completion of each year of service as a Board member over the two (2)-year period measured from the option grant date.

        Each non-employee Board member shall also receive annual compensation in such amount as is determined, by a majority of Board, from time to time to be appropriate. Such compensation is currently established as set forth below:

        o The annual base retainer to be paid to non-employee Board members shall be $14,000.

        o $10,000 shall be added to the annual base retainer for service as the Chairman of the Board and for service as the Chairman of the Audit Committee.

        o $4,000 shall be added to the annual base retainer for service as a member of the Audit Committee and for service as the Chairman of the Compensation Committee.

        o In addition to any retainer fees, each non-employee Board member shall receive $500 for each validly constituted Board meeting such individual attends.

        o On the date of the Annual Meeting, each individual who is to continue to serve as a non-employee Board member following that meeting shall be granted a non-statutory option to purchase 8,000 shares of the Common Stock at a price per share that is equal to the fair market value on the date of that grant.

        o Each Board member's retainer shall be paid at the end of the fiscal year for which the retainer for such Board service was provided in shares of restricted Common Stock at the fair market value on the date of grant. These shares of restricted stock shall vest: 1) in one installment upon the optionee's completion of two (2) years of Board service measured from the issuance date; or 2) upon the optionee's retirement from the board.

        o At least seventy-five percent (75%) of the value of all annual Board compensation paid to Board members shall be in the form of equity based compensation (with the value of such equity based compensation determined in the sole discretion of the Compensation Committee).

Compensation paid to Board members for 2006, under the above described plan, including participation in meetings held, was as follows:

                                                                Number of Shares
                           Cash Paid For     Numbers of Shares   Granted Under
                             Meeting           Granted Under    Restricted Stock
         Name               Attendance       Option Awards (1)     Awards (2)
--------------------------------------------------------------------------------

     Grover C. Wrenn           $2,500            8,000              6,349

     Morton Collins            $2,500            8,000              4,761

   Richard J. Defieux          $2,500            8,000              4,761

     Herbert Lotman            $3,000            8,000              3,703

    Timothy S. Ramey           $1,000             --                 --

    Clifford L. Spiro          $1,500           15,895              4,761

   Stephen L. Waechter         $3,000            8,000              6,349


(1) Options were granted at $3.80 per share, the fair market value on the date of the grant. These shares were immediately vested with respect to one-third of the option shares, and the remaining unvested shares vest in a series of two (2) successive equal annual installments upon the optionee's completion of each year of service as a Board member over the two (2)-year period measured from the option grant date.

(2) Awards were granted at $3.78 per share, the fair market value on the date of the grant.

        The following table shows the compensation paid to the members of the Company's Board of Directors for the year ended December 31, 2006.

                            FEES EARNED OR         SHARE          OPTION           ALL OTHER
        NAME                 PAID IN CASH        AWARDS (1)     AWARDS (1)       COMPENSATION      TOTAL
------------------------   ----------------   -------------    -----------       ------------   -------------
   Grover C. Wrenn......       $ 2,500           $21,511         $10,176               --           $34,187
   Morton Collins.......       $ 2,500           $15,262         $10,176               --           $27,938
   Richard J. Defieux...       $ 2,500           $11,261         $10,176               --           $23,937
   Herbert Lotman.......       $ 3,000           $11,095         $10,176               --           $24,271
   Timothy S. Ramey.....       $ 1,000           $28,507            --             $2,000 (2)       $31,507
   Clifford L. Spiro....       $ 1,500           $   750         $20,218               --           $22,468
   Stephen L. Waechter..       $ 3,000           $19,511         $10,176               --           $32,687

---------------------------
(1) The aggregate numbers of restricted shares and shares issuable upon the exercise of options to purchase shares for the directors outstanding as of December 31, 2006 are as follows: Mr. Wrenn (13,093 shares; options to purchase 48,000 shares); Mr. Collins (9,819 shares; options to purchase 68,000 shares); Mr. Defieux (9,819 shares; options to purchase 48,000 shares); Mr. Lotman (7,637 shares; options to purchase 60,000 shares); Mr. Ramey (options to purchase 52,000 shares); Mr. Spiro (4,761 shares; options to purchase 15,895 shares); and Mr. Waechter (13,093 shares; options to purchase 60,000 shares).
(2) In connection with his departure from the Board of Directors, Mr. Ramey received 1,851 shares of stock and $2,000 in cash.


STOCK OWNERSHIP GUIDELINES AND MANDATORY RETIREMENT

        The Board has established a stock ownership guideline for current and future members of the Board with at least five (5) years of Board service. Such guideline is equal to five (5) times such individual's annual compensation, derived from his/her Board service, including equity compensation (with such equity compensation to be valued for these purposes by the Compensation Committee in its sole discretion). Current Board members have until April 27, 2008 to meet the stock ownership guideline. For purposes of assessing attainment of applicable guidelines, the fair market value per share of the Common Stock is being measured on the last day of the immediately preceding fiscal year.

        Each Board member is required to retire from such position not later than the Annual Meeting immediately following such person's 75th birthday.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        The Board held five meetings during the fiscal year ended December 31, 2006. Each of the directors attended at least 80% of the aggregate of the total number of meetings of the Board and of the committees of which he or she was a member which were held during the period he or she was a director or committee member.

        The Audit Committee of the Board held four meetings in 2006. The members of the Audit Committee in 2006 were Mr. Collins, Mr. Defieux and Mr. Waechter (Chair), each of whom is independent and financially literate as determined in accordance with the applicable Nasdaq listing standards. The Board has determined that Mr. Waechter is an "audit committee financial expert" as that term is defined in the regulations promulgated by the Securities and Exchange Commission (the "SEC"), and, therefore, Mr. Waechter qualifies as a financially sophisticated audit committee member as required by the applicable Nasdaq listing standards. The Audit Committee selects the Company's independent auditors, reviews the results and scope of the annual audit and the services provided by the Company's independent auditors and the recommendations of the auditors with respect to the accounting systems and controls. See the "Report of the Audit Committee" on page 25.

        The Compensation Committee of the Board held two meetings in 2006. The current members of the Compensation Committee are Mr. Spiro (Chair), Mr. Defieux and Mr. Wrenn, each of whom is independent as determined in accordance with the applicable Nasdaq listing standards. Mr. Ramey was a member of the Compensation Committee until his service on the Board ended in May 2006. The Compensation Committee reviews and approves salaries for all corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board. See the "Report of the Compensation Committee" on page 24.

        The Nominating Committee of the Board held two meetings in 2006. The members of the Nominating Committee are Mr. Defieux and Mr. Wrenn, each of whom is independent as determined in accordance with the applicable Nasdaq listing standards.

        The charters of the Audit, Compensation and Nominating Committees are all available in the Investor Relations/Corporate Governance section of the Company's website at WWW.SDIX.COM. The information on the website referenced in the Proxy Statement is not and should not be considered part of this Proxy Statement.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

        The Company encourages all of the directors to attend the annual meeting of stockholders. The 2006 Annual Meeting of Stockholders was attended by all of the directors, with the exception of Mr. Defieux.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Wrenn, a member of the Compensation Committee, was formerly President and Chief Executive Officer of EnSys, a predecessor to the Company, from April 1995 to November 1996.

DIRECTOR NOMINATIONS AND QUALIFICATIONS

        NEW DIRECTOR NOMINEES

        The Nominating Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board. This assessment includes experience in industry, finance, administration, operations and marketing, as well as diversity. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise.

        Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board of Directors on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member's service as an outstanding director. Service on other boards and other commitments is considered by the Nominating Committee and the Board when reviewing Board candidates and in connection with the Board's annual self-assessment process.

        SELECTION OF DIRECTOR CANDIDATES

        The Board is responsible for selecting director candidates. The Board delegates the screening process to the Nominating Committee, with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. Candidates recommended by the Nominating Committee are subject to approval by the Board. The Nominating Committee is composed entirely of independent directors who qualify as independent under the Nasdaq requirements.

        STOCKHOLDER NOMINEES

        The policy of the Nominating Committee is to consider properly submitted stockholder nominations for directors as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such nominations, the Nominating Committee seeks to address the criteria set forth above under "New Director Nominees." Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

                  Corporate Secretary
                  Strategic Diagnostics Inc.
                  111 Pencader Dr.
                  Newark, DE  19702

        In addition, stockholders may nominate directors for consideration at an annual stockholders meeting. In accordance with Article II, Section 3 of the Company's By-Laws. Article II, Section 3 of the Company's By-Laws require that, among other things, (i) the stockholder or a representative of the stockholder must be present in person at the annual meeting, (ii) the notice of nomination must be received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, the same timing requirement as for other stockholder proposals under Article I,
Section 2 of the Company's By-Laws; and (iii) the notice must include the full name and address of the nominee and the stockholder making the nomination, other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A and Schedule 14A under the Exchange Act, the nominee's consent to the nomination and to serve, if elected, and certain other information relating to the nominee and the stockholder. If such notice of nomination is not timely or does not meet the information requirements in
Article II, Section 3 of the Company's By-Laws, then such nomination will not be considered at the 2008 Annual Meeting.

        IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTORS

        The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, the Committee will consider the candidates at a regularly scheduled meeting held prior to the issuance of the proxy statement for the Company's annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee. The Nominating Committee may also review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

STOCKHOLDER COMMUNICATION WITH THE BOARD

        Stockholders may contact the Board of Directors as a group or an individual director by the following means:

                  EMAIL:   boardofdirectors@sdix.com
                  MAIL:    Board of Directors
                  Attn:    Grover W. Wrenn, Chairman
                              or Corporate Secretary
                           Strategic Diagnostics Inc.
                           111 Pencader Dr.
                           Newark, DE  19702

        Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Stockholder communications sent by email are delivered directly to Mr. Wrenn, the Chairman of the Board, and to the Secretary of the Company, who will promptly forward such communications to the specified director addressees. Stockholder communications sent by mail will be promptly forwarded by the Secretary of the Company to the specified director addressee or to Mr. Wrenn, if such communication is addressed to the full Board of Directors. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to the 2008 annual shareholders meeting should follow the procedures specified under "Stockholder Proposals for 2008." Stockholders wishing to nominate directors should follow the procedures specified under "Other Information as to Directors--Director Nominations and Qualifications."

        Stockholders and other interested parties may communicate with the Board of Directors, including members of the Audit Committee, to report complaints and other concerns about the Company's activities, including its accounting, internal accounting controls or auditing matters by writing to the Board of Directors, or by email accessible at the Company's website, WWW.SDIX.COM. Such communications may be anonymous. Communications to the Board regarding accounting, internal accounting controls or auditing matters will be referred to the Audit Committee.


                                 CODE OF ETHICS

        The Company has adopted a code of ethics that applies to executive officers and senior financial employees. The Code of Ethics is available in the Investor Relations/Corporate Governance section of the Company's website at WWW.SDIX.COM. The Company intends to satisfy the disclosure requirement under
Item 10 of Form 8-K regarding an amendment to or waiver from application of the Code of Ethics provisions by posting such changes to the Company's website within four business days following the date of such amendment or waiver.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of change of ownership with the SEC. The Company has a program to assist its officers and directors in complying with the filing requirements of Section 16(a). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and other information gathered by the Company, the Company believes that during 2006 the executive officers and directors then subject to Section 16(a) complied with all
Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

        Our Compensation Discussion and Analysis addresses the total compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our "named executive officers." We have also discussed certain aspects of the compensation that will be paid in 2007 to Stanley Fronczkowski, who joined us as Chief Financial Officer effective January 15, 2007. While Mr. Fronczkowski did not receive any compensation in 2006, we believe that a discussion of his compensation for 2007 is helpful to an understanding of our overall executive compensation structure.

2006 COMPENSATION

COMPENSATION OBJECTIVES

        The compensation paid or awarded to our named executive officers for 2006 was designed to meet the following objectives:

        o Provide compensation that helps attract and retain the best people in the industry. We refer to this objective as "competitive compensation." To ensure that our executive pay is competitive, we compare our pay practices with those of other comparable companies and set our pay parameters in part based on this review. We strive for fair compensation, such that our executive officers will be equitably compensated compared to other executives at similar levels both inside the Company and at comparable companies.

        o Create a compensation structure under which a meaningful portion of total compensation is based on achievement of performance goals. We refer to this objective as "performance incentives." Our executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by achievement against plan, the extent to which financial goals are met, including profitability, cash flow, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and business development progress against set strategic and tactical objectives in four categories deemed essential for the ongoing success of the Company: personnel development, continuous process improvement, product innovation and profit enhancement.

        o Encourage a long-term perspective designed to align the interests of our executive officers with those of our shareholders. In this regard, we are committed to the use of equity-based compensation, both restricted stock and stock options, as a significant component of total compensation. We refer to this objective as "stakeholder incentives."

        o Provide incentives to our executive officers to remain with our company for the long-term. We refer to this objective as "retention incentives."

        We fashioned various components of our 2006 compensation payments and awards to meet these objectives as follows:

         Type of Compensation                          Objectives Addressed
      ---------------------------                  ----------------------------
                Salary                               Competitive Compensation

      Annual Management Incentive                    Competitive Compensation
                                                      Performance Incentives
                                                       Retention Incentives

          Long-Term Incentive                        Competitive Compensation
                                                      Performance Incentives
                                                      Stakeholder Incentives
                                                       Retention Incentives


DETERMINATION OF COMPETITIVE COMPENSATION

        In 2006, the Company's compensation practices were consistent with past practice. These practices resulted in compensatory awards for 2006 that were not in line with what the Company's Compensation Committee believed was appropriate compensation to the named executive officers. The Compensation Committee therefore felt that it was appropriate to conduct benchmark studies to assess the reasonableness of executive compensation as compared to others in our industry.

        Thus, in early 2007, we retained an independent compensation consultant to assist us in our determinations of competitive compensation practices at comparable companies within our industry. While we have not determined a specific percentile within this comparison group at which we attempt to fix our compensation, we expect to strive to be in the middle quintile of the range with respect to salary and total compensation. We believe that variations within this range typically occur due to differences in experience, as well as minor variations in responsibilities, performance and ability. As a result of this review, the Compensation Committee determined that certain changes to our executive compensation program were necessary to achieve our compensation objectives as described above. The key modifications for 2007 are described below.

SALARIES

        Based on the considerations described above, there were no adjustments made to executive salaries for 2006. However, our survery of competitive compensation practices revealed that current salary levels for certain executives are below our competitive targets, and accordingly we have made adjustments for 2007 and intend to make additional adjustments in the future to achieve closure with our salary goals over a three-year period.


ANNUAL MANAGEMENT INCENTIVE PROGRAM

        While the principal objective of our annual management incentive ("AMI") program is to provide a performance incentive, we nevertheless consider competitive factors, including total cash compensation. As noted above, we believe that total cash compensation should generally be in the middle quintile of total cash compensation for comparable executives derived from the general industry data, although larger variations, both positive and negative, may result based on actual performance.

        Under our AMI program, we established goals in 2006 that, in some instances, differed among the named executive officers. These differences reflect the differing responsibilities of the executives.

        For Mr. Knight, 80% of his target award was based on an objective goal, specifically our annual budgeted operating income, while 20% was based on the attainment of personal goals by the executive staff in aggregate. We based the entire 80% objective portion of his target award on the achievement of a specified annual budgeted operating income target for 2006. We believe that the paramount goal of a principal executive officer is to increase stockholder return significantly, and that for our company, operating income is typically a key metric affecting share price. Therefore, we believe operating income is the best way to gauge Mr. Knight's success in his stewardship of our operations.

        For Dr. Stave, 80% of his target award was based on objective goals and 20% on personal goals. We based the entire 80% objective portion of his target award on the achievement of a specified annual budgeted operating income target for 2006. For 2007, 60% of Dr. Stave's target will be based on achievement of our budgeted income target and 40% on the attainment of personal goals.

        For Mr. Simonetta, 80% of his target award was based on objective goals and 20% on personal goals. We based the entire 80% objective portion of his target award on the achievement of a specified annual budgeted operating income target for 2006.

        For Mr. Rumble, 80% of his target award was based on objective goals and 20% on personal goals. We based the entire 80% objective portion of his target award on the achievement of a specified annual budgeted operating income target for 2006.

        For Mr. Fronczkowski in 2007, 60% of his target will be based on achievement of our budgeted income target and 40% on the attainment of personal goals.

        With respect to each named executive officer's goal, the officer has an overall target bonus award (generally, 50% of such person's salary, or 75% in the case of Mr. Knight). As discussed above, a portion of the target award is achievable with respect to individual goals. With respect to the portion of the target award that is achievable based on Company goals, the officer receives an amount equal to that portion of the target award multiplied by a fraction, the numerator of which is amount by which that performance measure, as actually achieved, exceeds a threshold amount set for that measure, and the denominator or which equals the amount by which the target amount for that measure exceeds the threshold amount. However, there is a cap on the payment of this portion of the target award at 200% thereof.

        At the time the several goals for payment of target awards to our executives were established, we believed that the goals were achievable, but that the achievement of the goals was substantially uncertain.

        The following table provides information regarding target award opportunities and actual payments with respect to 2006.

                                                        Objective as a                  Actual Award as
                                                          % of Total                     Percentage of
                                                         Target Award      Actual       Target Award
            Name                    Objective            Opportunity        Award        Opportunity
   ----------------------     ---------------------    ---------------   ----------    ----------------
      Matthew H. Knight            Company Goal              80%              --              --
                                (operating income)
                                  Personal Goals             20%            $40,200          100%

    Anthony J. Simonetta           Company Goal              80%              --              --
                                (operating income)
                                  Personal Goals             20%            $17,640          100%

       James W. Stave              Company Goal              80%              --              --
                                (operating income)
                                  Personal Goals             20%            $15,490          100%

      Richard M. Rumble            Company Goal              80%              --              --
                                (operating income)
                                  Personal Goals             20%              --              --


        The award payments are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

LONG-TERM INCENTIVE COMPENSATION PROGRAM

        We have a long-term incentive compensation ("LTI") program for executive officers that is linked directly to the achievement of pre-tax earnings. In 2006, no awards were earned under our LTI program. However, the following is a discussion of the general precepts of the program, which we expect to be operative for future years.

        At the outset of each year, we establish threshold, target and maximum amounts, and each named executive officer is entitled to earn long term incentive compensation equal to a percentage of their salary. This is generally the same percentage as used in the Company's Annual Management Incentive program.

        The purpose of the LTI program is to provide additional incentives to senior management to strive to maximize stockholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its senior managers. The LTI program utilizes vesting periods to encourage such employees to continue their employment with the Company and thereby acts as a retention device for its senior managers. The Company believes that the program encourages senior managers to maintain a long-term perspective. In determining the size of an option or restricted stock award for an executive officer, the Compensation Committee reviews such individual's performance against the criteria described above and considers the number of outstanding unvested options held by the individual and the size of previous option awards to the individual. The Compensation Committee does not assign specific weights to these items.

        The Board may grant awards pursuant to our LTI program in the form of options and restricted shares at their discretion. This emphasis is in part a reflection of our policy of recording options as an expense at the time of issuance. Additionally, we believe that greater reliance on restricted shares reduces the potential dilutive impact from option grants. Further, the policy is intended to provide appropriate long-term incentive to our named executive officers that is consistent with the interests of shareholders.

        Both options and restricted shares are subject to vesting over a three-year period beginning on the first anniversary of the date of grant. We believe that the vesting provisions serve as an incentive for continued employment.

        As part of the Compensation Committee's determination that executive compensation was below competitive levels, option awards were granted to Mr. Knight and Dr. Stave in February 2007. Mr. Knight received options to purchase 40,000 shares of Common Stock and Dr. Stave received options to purchase 25,000 shares of Common Stock.

STOCK-BASED AWARD GRANT PRACTICES

        We follow certain practices for the grant of stock-based awards. Among other things, these practices encompass the following principles:

        o The majority of stock-based awards are approved annually by the Compensation Committee on a pre-scheduled date, which occurs in close proximity to the date of our Annual Meeting of Stockholders.

        o Stock-based awards other than annual awards may be granted to address, among other things, the recruiting or hiring of new employees and promotions.

        o The Compensation Committee has established that stock options are granted only on the date the Compensation Committee approves the grant and with an exercise price equal to the closing price of the common stock on the NASDAQ Global Market on the date of grant.

        o       Backdating of stock options is prohibited.

CHANGE OF CONTROL SEVERANCE PLAN

        We have a Change of Control Severance Plan pursuant which our named executive officers and certain other key employees are eligible to receive benefits upon their termination of employment, under certain circumstances, if such termination follows, or is shortly prior to, a change of control (as defined in the plan). Specific aspects of this plan are described under "Change of Control Severance Plan and Potential Payments Upon Change of Control," below. Subject to the terms and conditions of this plan, participants are entitled to:
(1) a lump sum cash payment or salary continuation equal to the participant's then current annual base salary, prorated for partial periods, (2) extension of medical and dental benefits for the applicable severance period, (3) a prorated bonus under the AMI Program for the year in which the termination occurs, (4) extension of the exercise time period for outstanding stock options to the date that is one year following the participant's date of termination and (5) executive outplacement services. In certain circumstances, participants may also receive an additional payment relating to income taxes on their severance benefits if the total payments to any of our named executive officers under the terms of the management severance plan are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code. See "Tax Considerations" below for further information regarding the excise tax reimbursement.

TAX CONSIDERATIONS

        Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation made to the chief executive officer and other officers listed in the summary compensation table. Our policy is generally to preserve the federal income tax deductibility of compensation paid to our executives, and certain of our equity awards have been structured to preserve deductibility under Section 162(m). Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our company. While we believe that all compensation paid to our executives in 2006 was deductible, it is likely that some portion of compensation paid in future years will be non-deductible, particularly in those years in which restricted share awards vest.

        As noted above, under the Change of Control Severance Plan, we may in certain circumstances make additional payments to our named executive officers if payments to them resulting from a change of control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. We included this provision in the Change of Control Severance Plan in order to enhance the motivation of our named executive officers to further increase shareholder value while remaining employed by us. We believe that these incentives would be frustrated by the possible imposition of the need for our executive officers to pay an excise tax upon the receipt of their change of control benefit under the Change of Control Severance Plan, and we do not believe that the provisions of the Change of Control Severance Plan should provide even a potential disincentive to our named executive officers' pursuit of a change of control that otherwise might be in the best interests of the Company and its stockholders. Accordingly, we determined to provide payment to reimburse our named executive officers for any excise taxes payable in connection with the change of control payment, as well as any taxes that accrue as a result of our reimbursement.

ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

        In connection with 2006 compensation, Mr. Knight provided statistical data and recommendations to the Compensation Committee to assist it in determining compensation levels with respect to the achievement of the personal goals that had been set for individual executives. Mr. Knight did not make recommendations as to his own compensation. While the Compensation Committee utilized this information, and valued Mr. Knight's observations with regard to other executive officers, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

PERQUISITES AND OTHER PERSONAL BENEFITS

        In addition to the components noted above, our total executive compensation program also includes various benefits, such as health insurance plans, other insured benefits, paid leave and retirement plans in which substantially all of the Company's employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan and the severance plan for certain senior officers of the Company described under "Change of Control Severance Plan."

                           SUMMARY COMPENSATION TABLE

        The following table shows, for the year ended December 31, 2006, the compensation paid or accrued by the Company to our named executive officers.

                                                                                         Non-Equity           All
                                                                  Stock        Option   Incentive Plan       Other
Name and Principal Position               Salary($)   Bonus($)    Awards($)    Awards    Compensation($)  Compensation($)  Total ($)
--------------------------------------  ------------  --------   ----------  ---------  ----------------  ---------------  ---------
   Matthew H. Knight (1)                      268,000      -           76,635       -           40,200          7,682      501,775
   President and Chief
       Executive Officer

   Anthony J. Simonetta (2)                   176,400      -            1,954       -           17,640            -        222,174
   Vice President,
      and Chief Financial Officer

   James W. Stave, Ph.D. (3)                  154,900      -            4,374       -           15,490          5,065      211,679
   Vice President,
      Research and Development

   Richard M. Rumble (4)                      177,700      -              -         -              -            2,892      198,592
   Vice President, Sales and Marketing

------------------

(1) All other compensation includes Company matching contributions to Mr. Knight's 401(k) account.

(2)     Mr. Simonetta's employment with the Company terminated on January 5,
        2007.

(3) All other compensation includes Company matching contributions to Dr. Stave's 401(k) account.

(4) Mr. Rumble's employment with the Company terminated on July 7, 2006. All other compensation includes Company matching contributions to Mr. Rumble's 401(k) account.

                           GRANTS OF PLAN-BASED AWARDS

        The following table summarizes plan-based awards made to each of our named executive officers for 2006 under the Company's compensation plan.

                                           ESTIMATED FUTURE PAYOUTS UNDER
                                        NON-EQUITY INCENTIVE PLAN AWARDS (1)

                            GRANT      THRESHOLD        TARGET        MAXIMUM
NAME                         DATE         ($)            ($)            ($)
-----------------------    --------    ----------      --------      ---------

Matthew H. Knight            N/A           -            201,000          -

Anthony J. Simonetta         N/A           -             88,200          -

James W. Stave, Ph.D.        N/A           -             77,450          -

Richard M. Rumble            N/A           -             88,850          -



(1) Represents the target award available to the named executive officers under the Company's Annual Management Incentive Program. The actual amount awarded under this plan is set forth in the "Non-Equity Incentive Plan Compensation Column" in the Summary Compensation Table.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows all outstanding equity awards held by our named executive officers on December 31, 2006.

                                                Option Awards                                          Stock Awards
                         ------------------------------------------------------------------    ----------------------------------
                               Number of Shares Underlying
                                 Unexercised Options
                         ----------------------------------
                                                                                                                   Market Value
                                                                                                 Number Of        Of Shares Or
                                                                                                Of Shares Or         Units Of
                                                                 Option         Option         Units Or Stock       Stock That
                                                                Exercise      Expiration          That Have          Have Not
       Name                Exercisable       Unexercisable       Price           Date            Not Vested         Vested (1)
----------------------   ----------------   ---------------  -------------    -------------    ----------------    --------------
Matthew H. Knight            300,000              --             $4.00             9/2/2013          --                 --
                              13,800              --             $3.05            1/24/2015          --                 --
                                --                --               --                 --            3,267            $12,349


Anthony J. Simonetta          65,000              --             $3.35            1/31/2015          --                 --



James W. Stave, Ph.D.        100,000              --             $2.875           4/27/2009          --                 --
                              75,000              --             $4.08             8/9/2011          --                 --
                              25,000              --             $3.15            12/30/2012         --                 --
                              15,000              --             $3.45             1/3/2013          --                 --
                              6,300               --             $3.05            1/24/2015          --                 --
                                --                --               --                 --            1,434            $ 5,421

Richard M. Rumble               --                --               --                 --             --                 --

--------------

(1) Value is calculated by multiplying the number of shares subject to vesting by $3.78, the closing price of the common shares on Nasdaq on December 29, 2006, the last trading day of the year ended December 31, 2006.

                        OPTION EXERCISES AND STOCK VESTED

        The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by our named executive officers during 2006.

                                      OPTION AWARDS                           STOCK AWARDS
                          --------------------------------------    ---------------------------------

                              Number of                              Number of
                               Shares                                  Shares
                             Acquired on       Value Realized       Acquired on       Value Realized
              Name            Exercise           on Exercise          Vesting           on Vesting
-----------------------   ---------------     ------------------    ------------     ----------------
Matthew H. Knight                --                  --                28,267            $109,258
Anthony J. Simonetta             --                  --                7,000             $ 26,180
James W. Stave, Ph.D.          37,000              $31,850             1,433             $  5,159
Richard M. Rumble              45,000              $18,000               67              $    238


                               EQUITY COMPENSATION

        The table below presents certain information concerning securities issuable in connection with equity compensation plans that have been approved by the Company's stockholders and that have not been approved by the Company's stockholders.

                      EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2006.


                                                  Number of                                Number of securities
                                               securities to be                            remaining available
                                                 issued upon        Weighted-average       for issuance under
                                                 exercise of        exercise price of      equity compensation
                                                 outstanding           outstanding         plans (excluding)
                                              options, warrants     options, warrants    securities reflected in
                                                 and rights            and rights              column a)
       Plan Category                                (a)                   (b)                     (c)
------------------------------------------------------------------------------------------------------------
   Equity compensation plan
       approved by security
       holders ............................      1,169,729              $   3.84                771,805

   Equity compensation
       not approved by
       security holders ...................        300,000              $   4.00                      -
                                             -------------                                 ------------
                                   Total         1,469,729              $   3.87                771,805
                                             =============                                 ============

The 300,000 shares underlying options granted under equity compensation not approved by security holders were granted in connection with the Company's hiring, on September 2, 2003, of its new President and Chief Executive Officer, Matthew H. Knight. The grant to Mr. Knight is a ten year non-qualified stock option grant at an exercise price of $4.00 per share, the closing sale price of the Common Stock on September 2, 2003 as reported by Nasdaq.

EXECUTIVE EMPLOYMENT AGREEMENTS

        The Company maintains an employment agreement dated as of September 2, 2003 with Mr. Knight, which provides for compensation at an annual rate of $250,000 with annual increases determined by the Compensation Committee. Additionally, Mr. Knight is entitled to an annual bonus as determined by the Committee, not to exceed 75% of his then current salary. This agreement was for an initial two-year term and is automatically extended for subsequent one-year terms unless otherwise terminated by Mr. Knight or the Board by giving not less than 60 days written notice. Mr. Knight will be entitled to receive salary and benefits then in effect for one year after termination of the agreement by Mr. Knight for good reason (as defined in the agreement) or by the Company without cause.

        The Company maintains an employment agreement with Dr. Stave, dated as of January 1, 1997, which provided for compensation at the annual rate of $99,600, with annual increases as determined by the Compensation Committee. Dr. Stave was also entitled to an annual bonus as determined by the Compensation Committee. Under these agreements, the Company granted Dr. Stave options to purchase 60,000 shares of the Common Stock, which options became exercisable at a rate of 25% annually on October 1 of each of the four years following the year the agreement was executed. This agreement was for an initial one-year term and is automatically extended for subsequent one-year terms unless otherwise terminated by Dr. Stave or the Board by giving not less than 60 days written notice.

        The Company maintains an offer letter with Mr. Fronczkowski which outlines the terms of his employment. This letter, dated as of January 3, 2007, provides for compensation at an annual rate of $190,000 with annual increases as determined by the Compensation Committee. Mr. Fronczkowski is entitled to participate in the Company's Annual Incentive Plan and Long Term Incentive program, each of which have a target award for 2007 of 50% of his base salary. Under the terms of this letter, the Company granted Mr. Fronczkowski options to purchase 60,000 shares of Common Stock and a restricted stock award of 27,000 shares. Both the options and restricted stock award become exercisable at a rate of 33-1/3% annually for three years beginning on the first anniversary of the grant. This letter of employment is for an initial one-year term and is automatically extended for subsequent one-year terms unless otherwise terminated by Mr. Fronczkowski or the Board by giving not less than 60 days written notice.

            POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Our named executive officers are entitled to receive certain payments and other benefits in connection with certain separations from employment or following a change in control of the Company. Those payments or benefits are provided by the terms of our plans or by the terms of their employment agreements, as reflected in the table below.

        Among other things, these payments arise under the Company's Change of Control Severance Agreement (the "Plan").

        Pursuant to the Plan, Mr. Knight, Dr. Stave, Mr. Simonetta and certain other key employees of the Company a "Participant," and collectively, the "Participants") are eligible to receive benefits upon the Participant's termination of employment, under certain circumstances, if such termination follows, or is shortly prior to, a Change of Control (as defined in the Plan).

        Subject to the terms and conditions of the Plan, Participants are entitled to: (1) a lump sum cash payment or salary continuation equal to the Participant's then current annual base salary, prorated for partial periods (twelve months for Mr. Knight, Dr. Stave and six months for Mr. Simonetta), (2) extension of medical and dental benefits for the applicable severance period,
(3) a prorated bonus under the Company's Annual Incentive Plan for the year in which the termination occurs, (4) extension of the exercise time period for outstanding stock options to the date that is one year following the Participant's date of termination and (5) executive outplacement services. In certain circumstances, Participants may also receive an additional payment relating to income taxes on their severance benefits.

        Had a change of control occurred with an effective date of December 31, 2006, the executives named below would have received approximately the amounts set forth as follows:

Name                                        Approximate Payment Amount ($)
---------                                   ------------------------------
Matthew H. Knight                                     321,421 (1)
Dr. James W. Stave, Ph.D.                             204,205
Anthony J. Simonetta                                  185,761
Richard M. Rumble                                           -

(1) Any payments made to Mr. Knight are contingent on his entering into a general release agreement with the company.


RELATED PARTY TRANSACTIONS AND APPROVAL POLICY

        Mr. Lotman, a Board member, is the majority shareholder and manager of Molecular Circuitry LLC (formerly Molecular Circuitry, Inc.). On July 8, 2002, the Company purchased certain assets of Molecular Circuitry, Inc. (MCI). The purchased assets consist primarily of various proprietary media technology that are used in combination with the Company's diagnostic tests for food-borne pathogens including SALMONELLA and E. COLI. The assets purchased also include the sales and marketing rights to the ruminant feed test product line that the Company and MCI have been jointly developing in collaboration with McDonald's Corporation. In consideration for these and other related assets, the Company issued to MCI 600,000 unregistered shares of the Common Stock at an aggregate value of $2,502,000, or at a per share price of $4.17, computed by averaging the closing sale price of the Common Stock as reported by Nasdaq for the period beginning on the two business days before the acquisition and ending two business days after the acquisition. In addition, the Company is obligated to pay MCI a continuing royalty for ten years on sales of specified products and/or components of products. For the years ended December

31, 2006 and 2005, the Company incurred $209,662 and $172,138, respectively, of royalty expense under this arrangement.

        Our Code of Ethics mandate that officers and directors bring promptly to the attention of our Compliance Officer, currently our Chief Financial Officer, any transaction or series of transactions that may result in a conflict of interest between that person and the Company. Following any disclosure, our Compliance Officer will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question. After this review, the Chairman of the Audit Committee and the Compliance Officer determine whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are arm's length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

                      REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on the review and discussions, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in these Proxy Materials.

                                                          COMPENSATION COMMITTEE

                                                          Clifford Spiro (Chair)
                                                          Richard J. Defieux
                                                          Grover C. Wrenn

                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is composed of three non-employee directors. The Board of Directors has determined that each member of the Audit Committee is financially literate and independent as required by applicable listing standards of Nasdaq, and that Mr. Waechter is an "audit committee financial expert," as defined by the SEC.

        The role of the Audit Committee is to assist the Board in its oversight of the Company's financial reporting process. The Audit Committee operates pursuant to a written Charter that was adopted by the Board on June 21, 2000, and is periodically amended and restated. The last such amendment and restatement was approved February 28, 2006. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors, reviews the results and scope of the annual audit, quarterly reviews and the services provided by the Company's independent auditors and the recommendations of the auditors with respect to the accounting systems and controls.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

        While Mr. Waechter qualifies as an audit committee financial expert, none of the members of the Audit Committee is professionally engaged in the practice of auditing or accounting or is an expert in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the SEC.


POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

        Consistent with policies of the Securities and Exchange Commission regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, retaining, setting compensation and overseeing the work of the independent auditor. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

        All of the audit-related, tax and other services provided by KPMG LLP in fiscal year 2006 and related fees were approved in advance by the Audit Committee.

                                             SUBMITTED BY THE AUDIT COMMITTEE
                                             OF THE COMPANY'S BOARD OF DIRECTORS

                                             Stephen L. Waechter (Chair)
                                             Morton Collins
                                             Richard J. Defieux

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                  OTHER MATTERS

INDEPENDENT AUDITORS

        The accounting firm of KPMG LLP has served as the Company's independent auditors since September 1998, and has been selected to serve as the Company's independent auditors for the year ending December 31, 2007. A representative of KPMG LLP will be present at the Meeting, and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        AUDIT FEES. Fees billed to the Company by KPMG LLP during 2006 and 2005 for audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for such years, for the review of those financial statements included in the Company's Quarterly Reports on Form 10-Q during such years, and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, totaled $210,000 and $340,000, respectively.

        TAX FEES. Fees billed to the Company by KPMG LLP during 2006 and 2005 for professional services rendered for tax compliance, tax advice and tax planning totaled $58,000 and $54,600, respectively.

        ALL OTHER FEES. There were no additional fees billed to the Company by KPMG LLP during 2006 or 2005 for products and services, other than services reported in the three preceding paragraphs.

        All of the services described in the preceding paragraphs were approved by the Audit Committee pursuant to applicable regulations.

STOCKHOLDER PROPOSALS FOR 2008

        All proposals of any stockholder of the Company that such stockholder wishes to be presented at the 2008 Annual Meeting of Stockholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Company at its principal executive offices no later than December 14, 2007 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled "Other Matters - General." A proposal that does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management's proxy soliciting material for the 2008 Annual Meeting of Stockholders.

        A stockholder of the Company may wish to have a proposal presented at the 2008 Annual Meeting of Stockholders, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. Pursuant to Article I, Section 2 of the Company's By-Laws, notice of any such proposal must be received by the Company between January 15, 2008 and March 1, 2008. Such proposal must also meet certain information requirements set forth in
Article I, Section 2 of the Company's By-Laws. If such proposal is not timely or does not meet the information requirements in Article I, Section 2 of the Company's By-Laws, then such proposal will not be presented for action at the 2008 Annual Meeting.

        In addition, if a stockholder wishes to nominate a director candidate at the 2008 Annual Meeting, such stockholder must comply with the requirements described in "Other Information as to Directors - Director Nominations and Qualifications - Stockholder Nominees."

        If any stockholder proposal, including director nomination, is not received on or before February 22, 2008, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxy holders will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled "Other Matters - General."

GENERAL

        The Board knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives to the proxy holders discretionary authority in the event any additional matters should be properly presented.

        The Company's 2006 Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2006, accompanies this Proxy Statement.

        The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. The entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. Additionally, the Company will request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith. Only one Proxy Statement is delivered to multiple security holders sharing an address, unless such security holders have requested otherwise.

        Certain information contained in this Proxy Statement relating to the occupation and security holdings of the directors and officers of the Company is based upon information received from the individual directors and officers.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.

                                                      STRATEGIC DIAGNOSTICS INC.
                                                      111 Pencader Drive
                                                      Newark, Delaware
                                                      April 13, 2007

                           STRATEGIC DIAGNOSTICS INC.
                               111 Pencader Drive
                             Newark, Delaware 19702

                  Annual Meeting of Stockholders - May 15, 2007
               Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Richard J. Defieux and Matthew H. Knight as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2007 Annual Meeting of Stockholders of STRATEGIC DIAGNOSTICS INC. to be held at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713, on Tuesday, May 15, 2007, at 10:00 a.m. local time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as set forth in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE COMPLETE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?

------------------------------                   -------------------------------
------------------------------                   -------------------------------
------------------------------                   -------------------------------

STRATEGIC DIAGNOSTICS INC.          1.  Election of Class I Directors

                                                                With-    For All
                                                        For      held     Except
RECORD DATE SHARES:                 Morton Collins
                                    Matthew H. Knight   [ ]       [ ]       [ ]
                                    Grover C. Wrenn


                                    NOTE: If you do not wish your shares voted
                                    "For" a particular nominee, mark the "For
                                    All Except" box and strike a line through the nominee's (s') name(s). Your shares will be voted for the remaining nominee(s).


|X|      PLEASE MARK VOTES          Please be sure to sign and date this Proxy.
         AS IN THIS EXAMPLE         In their discretion, the Proxies are
                                    authorized to vote upon any other business that may properly come before the meeting or at any adjournment thereof.



__________________________________  Date_______________________
Stockholder sign here

__________________________________  Date_______________________
Co-owner sign here
                                    Mark box at right if an address change or
                                    comment has been noted on the reverse side
                                    of this card.                [ ]



DETACH CARD                                                         DETACH CARD

                           STRATEGIC DIAGNOSTICS INC.

Dear Stockholder,

Please take note of the important information regarding the Company's management and financial results enclosed with this Proxy Ballot.

Your votes on the election of the Company's directors is important and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on May 15, 2007.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



Strategic Diagnostics Inc.